Exhibit 4.1
Foghorn Therapeutics Inc.

Amendment to Amended and Restated Investors’ Rights Agreement

This Amendment (this “Amendment”) is made as of December 10, 2021, by and among Foghorn Therapeutics Inc., a Delaware corporation (the “Corporation”), and the Investors set forth on the signature pages hereto and amends that certain Amended and Restated Investors’ Rights Agreement, dated as of December 18, 2018, by and among the Corporation and those stockholders of the Corporation set forth therein, as amended as of April 17, 2020, and in effect as of the date hereof (the “Investors’ Rights Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Investors’ Rights Agreement.
WHEREAS, the Corporation and the Investors that are parties to the Investors’ Rights Agreement each desire to amend the Investors’ Rights Agreement as set forth herein;
WHEREAS the Corporation and Eli Lilly and Company, an Indiana corporation (“Lilly”) have entered into that Stock Purchase Agreement, dated December 10, 2021 (the “Purchase Agreement”), and, pursuant to the Purchase Agreement, the Corporation will issue shares of the Corporation’s common stock to Lilly and has agreed to provide Lilly with certain rights granted to Investors under the Investors’ Rights Agreement;
WHEREAS, pursuant to Section 6.6 of the Investors’ Rights Agreement, this Amendment requires the approval of the Corporation and Investors holding a majority of the outstanding Registrable Securities; and
WHEREAS, the parties listed on the signature pages hereto together constitute such required approvals.
Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    The following is hereby added as a new Subsection (v) to Section 1.22 of the Investors’ Rights Agreement:
(v) the shares of Common Stock acquired by Eli Lilly and Company, an Indiana corporation (“Lilly”), pursuant to that certain Stock Purchase Agreement, dated as of December 10, 2021, between the Company and Lilly.
2.    The Corporation and the Investors party to the Investors’ Rights Agreement hereby acknowledge that, upon the issuance of the shares issued to Lilly pursuant to the Purchase Agreement, such shares shall constitute Registrable Securities and Lilly shall become an Investor party to the Investors’ Rights Agreement with respect to such Registrable Securities.
3.    This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

4.    The Investors’ Rights Agreement as modified herein shall remain in full force and effect as so modified.
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In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

CORPORATION:
FOGHORN THERAPEUTICS INC.

By: /s/ Adrian Gottschalk
Name: Adrian Gottschalk
Title: President and Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement]

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

INVESTORS:

FLAGSHIP VENTURES FUND V, L.P.

By its General Partner
Flagship Ventures Fund V General Partner LLC

By: /s/ Douglas Cole MD
Name: Douglas Cole MD
Title: Authorized Signatory

FLAGSHIP VENTURES OPPORTUNITIES FUND
I, L.P.

By: Flagship Ventures Opportunities Fund I General Partner LLC, its General Partner

By: /s/ Douglas Cole MD
Name: Douglas Cole MD
Title: Authorized Signatory

FLAGSHIP PIONEERING SPECIAL OPPORTUNITIES FUND II, L.P.

By: Flagship Pioneering Special Opportunities
Fund II General Partner LLC, its General
Partner

By: /s/ Douglas Cole MD
Name:    Douglas Cole MD
Title: Authorized Signatory

[Signature Page to Amendment to Investors’ Rights Agreement]

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first written above.

INVESTOR:

ELI LILLY AND COMPANY

By: /s/ David A. Ricks
Name: David A. Ricks
Title: Chairman and Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement]